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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS


    We hereby consent to the inclusion in this Registration Statement on Form S-3 (No. 333-103194) of Standard Motor Products, Inc. of our report dated March 25, 2003 relating to the financial statements of Engine Management (a business of Dana Corporation), which appears in such Registration Statement. We also consent to the reference to us under the heading 'Experts' in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Toledo, Ohio
June 4, 2003